     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1996

                                                       REGISTRATION NO. 333-3056
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                               AMENDMENT NO. 2 TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                  ORAVAX, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

      DELAWARE                              2836                    04-3085209
(State or other jurisdiction of  (Primary Standard Industrial     (IRS Employer
incorporation or organization)   Classification Code Number)     Identification  Number)

                38 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 494-1339
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                             LANCE K. GORDON, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ORAVAX, INC.
                                38 SIDNEY STREET
                 CAMBRIDGE, MASSACHUSETTS 02139 (617) 494-1339
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                           ------------------------

                                   Copies to:

JOHN M. WESTCOTT, JR., ESQ.                      BRUCE DALLAS, ESQ
    HALE AND DORR                              DAVIS POLK & WARDWELL
   60 State Street                              450 Lexington Avenue
Boston, Massachusetts 02109                  New York, New York 10017
     (617) 526-6000                               (212) 450-4000

                            ------------------------

        Approximate date of commencement of proposed sale to the public:
            As soon as practicable after the effective date hereof.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Registration statement number of the earlier effective registration statement for the same offering. / / ------------

     If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
==============================================================================

                                  ORAVAX, INC.

              CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
             OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-1

     REGISTRATION STATEMENT
       ITEM AND CAPTION                                    LOCATION IN PROSPECTUS
     ---------------------                                 ----------------------
  1. Forepart of Registration Statement and Outside
     Front Cover Page of Prospectus.................  Outside Front Cover Page

  2. Inside Front and Outside Back Cover Pages of
     Prospectus.....................................  Inside Front Cover Page; Outside Back
                                                      Cover Page
  3. Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges......................  Prospectus Summary; Risk Factors

  4. Use of Proceeds................................  Prospectus Summary; Use of Proceeds

  5. Determination of Offering Price................  Underwriting

  6. Dilution.......................................  Dilution

  7. Selling Security Holders.......................  Principal and Selling Stockholders

  8. Plan of Distribution...........................  Outside Front Cover Page; Underwriting

  9. Description of Securities to be Registered.....  Description of Capital Stock

 10. Interests of Named Experts and Counsel.........  Legal Matters

 11. Information With Respect to the Registrant:

     (a)   Description of Business..................  Prospectus Summary; Recent Developments;
                                                      Business

     (b)   Description of Property..................  Business -- Facilities

     (c)   Legal Proceedings........................  Business -- Legal Proceedings

     (d)   Market Price of and Dividends on the
           Registrant's Common Equity and Related
           Stockholder Matters......................  Front Cover Page; Price Range of Common
                                                      Stock; Dividend Policy; Description of
                                                      Capital Stock; Shares Eligible for Future
                                                      Sale; Management -- Executive
                                                      Compensation

     (e)   Financial Statements.....................  Financial Statements; Capitalization

     (f)   Selected Financial Data..................  Selected Financial Data

     (g)   Supplementary Financial Information......  Not Applicable

     (h)   Management's Discussion and Analysis of
           Financial Condition and Results of
           Operations...............................  Management's Discussion and Analysis of
                                                      Financial Condition and Results of
                                                      Operations
     (i)   Changes in and Disagreements with
           Accountants on Accounting and Financial
           Disclosure...............................  Not Applicable

     (j)   Directors, Executive Officers, Promoters
           and Control Persons......................  Management -- Directors and Executive
                                                      Officers; Certain Transactions

     (k)   Executive Compensation...................  Management -- Executive Compensation

     (l)   Security Ownership of Certain Beneficial
           Owners and Management....................  Principal and Selling Stockholders

     (m)   Certain Relationships and Related
           Transactions.............................  Certain Transactions

 12. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities....................................  Not Applicable

                                EXPLANATORY NOTE



     This Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-3056) of OraVax, Inc. is filed solely to file copies of the exhibits listed in Item 16 hereto.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a)  EXHIBITS


  EXHIBIT
    NO.                                        DESCRIPTION
  -------                                      -----------
 1          Form of Underwriting Agreement.

 3.1*       Restated Certificate of Incorporation of the Registrant, as amended.

 3.2*       Form of Second Amended and Restated Certificate of Incorporation of the
            Registrant.

 3.3*       Amended and Restated By-Laws of the Registrant.

 4*         Specimen Certificate for shares of Common Stock, $.001 par value, of the
            Registrant.

 5++        Opinion of Hale and Dorr with respect to the validity of the securities being offered.

10.1*       1990 Stock Option Plan, as amended.

10.2*       1995 Stock Option Plan.

10.3*       1995 Employee Stock Purchase Plan.

10.4*       401(k) Savings and Retirement Plan.

10.5*       Employment Agreement between the Company and Lance K. Gordon dated as of July 19,
            1990.

10.6*       Employment Agreement between the Company and Thomas P. Monath dated October 18,
            1991.

10.7*       Employment Agreement between the Company and Robert B. Rombauer dated May 1,
            1992.

10.8*       Employment Agreement between the Company and Keith S. Ehrlich dated October 8,
            1993.

10.9*       Employment Agreement between the Company and Samuel K. Ackerman dated December 1,
            1993.

10.10*      Stock Purchase Agreement between the Company and Lance K. Gordon dated as of
            September 28, 1990.

10.11***    Letter Agreement dated February 5, 1996 between the Company and Dr. Allen Misher.

10.12*      Master Lease Agreement between Comdisco and the Company dated March 31, 1993, together with Series D Stock Warrant.

10.13*      Equipment Schedule to Master Lease Agreement between Comdisco and the Company dated June 21, 1994, together with Series E Stock Warrant.

10.14+*     Invention and License Administration Agreement between the President and Fellows of Harvard College and the Swiss Institute for Experimental Cancer Research dated
            October 22, 1990.

10.15+*     Research and Development Agreement among the Company, Foundation Pour La
            Recherche Des Maladies Gastro-Intestinales, Dr. Andre Blum and Kieta Holding,
            S.A. dated April 2, 1992, as amended in February 1993 and January 1994.

10.16+*     Invention and License Administration Agreement among Foundation Pour La Recherche
            Des Maladies Gastro-Intestinales, the Swiss Institute for Experimental Cancer
            Research and Dr. Jean-Pierre Kraehenbuhl dated April 2, 1992.

10.17+*     Invention and License Administration Agreement among Foundation Pour La Recherche
            Des Maladies Gastro-Intestinales, Max-Planck Institute for Biology and Dr. Rainer
            Haas dated April 1992 and related Participation Agreement.

10.18*      Participation Agreements by and between the Company and each of Dr. Rainer Haas,
            Sven Gustafson, Dr. Jean-Pierre Kraehenbuhl, Dr. Madeleine Heitz, Dr. Pierre
            Michetti and Dr. Andre Blum.

10.19+*     Agreement between the Company, the Natural Environmental Research Council and Dr.
            D.H.L. Bishop dated May 15, 1992.

10.20+*     Collaborative Development and License Agreement between the Company and Techlab,
            Inc. dated March 31, 1993.

10.21+*     Industrial Research Agreement between the Company, Case Western Reserve
            University, Dr. Steven J. Czinn and Dr. John G. Nedrud dated October 14, 1993.

  EXHIBIT
    NO.                                        DESCRIPTION
  -------                                      -----------
10.22+*     Assignment Agreement among the Company, Dr. Steven J. Czinn and Dr. John G.
            Nedrud dated October 14, 1993.

10.23+*     Cooperative Research and Development Agreement between the Company and Walter
            Reed Army Institute of Research dated December 19, 1994.

10.24+*     Master Agreement between the Company and Pasteur Merieux Serums & Vaccins S.A.
            dated March 31, 1995.

10.25+*     Research and Development Agreement between the Company and Merieux OraVax S.N.C.
            and OraVax, Merieux Co. dated March 31, 1995.

10.26**     Lease dated October 27, 1995 between the Registrant and Forest City 38 Sidney
            Street, Inc.

10.27***    Assignment of Lease dated as of January 1, 1996 between Immunogen, Inc. and the
            Company.

10.28***    Landlord's Waiver, Consent and Agreement dated as of January 1, 1996 by and among
            AEW No. 1 Corporation, Aberlyn Capital Management Limited Partnership and the
            Company.

10.29***    Consent to Assignment and Leasehold Mortgage dated as of January 1, 1996 by and among AEW No. 1 Corporation, Immunogen, Inc. and the Company.

10.30++***  License Agreement dated as of February 6, 1996 between Institut Pasteur and the
            Company.

11++        Calculation of shares used in determining historical net loss per common share.

21***       Subsidiaries of the Registrant.

23.1++      Consent of Hale and Dorr (included in Exhibit 5).

23.2++      Consent of Coopers & Lybrand L.L.P.

23.3++      Consent of Fish & Richardson.

24++        Powers of Attorney.

- ------------------------------

* Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 33-90936.

** Incorporated by reference from Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter dated September 30, 1995.

*** Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.


++    Previously filed.


+ Confidential treatment granted as to certain portions, which portions are omitted and filed separately with the Commission.

++ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.


     (b) FINANCIAL STATEMENT SCHEDULES


     All schedules have been omitted because they are not required or because the required information is given in the Financial Statements or Notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 20th day of June, 1996.


                                          ORAVAX, INC.

                                          By: /s/  LANCE K. GORDON
                                            ------------------------------------
                                               Lance K. Gordon
                                               President and Chief
                                               Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                             TITLE                        DATE

/s/  LANCE K. GORDON                          President, Chief Executive        June 20, 1996
- ------------------------------------------    Officer and Director
Lance K. Gordon                               (Principal Executive Officer)

/s/  KEITH S. EHRLICH                         Vice President, Finance and       June 20, 1996
- ------------------------------------------    Administration, Treasurer and
Keith S. Ehrlich                              Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)

DOUGLAS MACMASTER*                            Director                          June 20, 1996
- ------------------------------------------
Douglas MacMaster

RICHARD A. CHARPIE*                           Director                          June 20, 1996
- ------------------------------------------
Richard A. Charpie

JEAN J. DELEAGE*                              Director                          June 20, 1996
- ------------------------------------------
Jean J. Deleage

ANDRE L. LAMOTTE*                             Director                          June 20, 1996
- ------------------------------------------
Andre L. Lamotte

ALLEN MISHER*                                 Director                          June 20, 1996
- ------------------------------------------
Allen Misher


*By: /s/  LANCE K. GORDON
     ------------------------------
          Lance K. Gordon
        Attorney-in-fact

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                        DESCRIPTION
  -------                                      -----------
 1          Form of Underwriting Agreement.

 3.1*       Restated Certificate of Incorporation of the Registrant, as amended.

 3.2*       Form of Second Amended and Restated Certificate of Incorporation of the
            Registrant.

 3.3*       Amended and Restated By-Laws of the Registrant.

 4*         Specimen Certificate for shares of Common Stock, $.001 par value, of the
            Registrant.

 5++        Opinion of Hale and Dorr with respect to the validity of the securities being offered.

10.1*       1990 Stock Option Plan, as amended.

10.2*       1995 Stock Option Plan.

10.3*       1995 Employee Stock Purchase Plan.

10.4*       401(k) Savings and Retirement Plan.

10.5*       Employment Agreement between the Company and Lance K. Gordon dated as of July 19,
            1990.

10.6*       Employment Agreement between the Company and Thomas P. Monath dated October 18,
            1991.

10.7*       Employment Agreement between the Company and Robert B. Rombauer dated May 1,
            1992.

10.8*       Employment Agreement between the Company and Keith S. Ehrlich dated October 8,
            1993.

10.9*       Employment Agreement between the Company and Samuel K. Ackerman dated December 1,
            1993.

10.10*      Stock Purchase Agreement between the Company and Lance K. Gordon dated as of
            September 28, 1990.

10.11***    Letter Agreement dated February 5, 1996 between the Company and Dr. Allen Misher.

10.12*      Master Lease Agreement between Comdisco and the Company dated March 31, 1993, together with Series D Stock Warrant.

10.13*      Equipment Schedule to Master Lease Agreement between Comdisco and the Company dated June 21, 1994, together with Series E Stock Warrant.

10.14+*     Invention and License Administration Agreement between the President and Fellows of Harvard College and the Swiss Institute for Experimental Cancer Research dated
            October 22, 1990.

10.15+*     Research and Development Agreement among the Company, Foundation Pour La
            Recherche Des Maladies Gastro-Intestinales, Dr. Andre Blum and Kieta Holding,
            S.A. dated April 2, 1992, as amended in February 1993 and January 1994.

10.16+*     Invention and License Administration Agreement among Foundation Pour La Recherche
            Des Maladies Gastro-Intestinales, the Swiss Institute for Experimental Cancer
            Research and Dr. Jean-Pierre Kraehenbuhl dated April 2, 1992.

10.17+*     Invention and License Administration Agreement among Foundation Pour La Recherche
            Des Maladies Gastro-Intestinales, Max-Planck Institute for Biology and Dr. Rainer
            Haas dated April 1992 and related Participation Agreement.

10.18*      Participation Agreements by and between the Company and each of Dr. Rainer Haas,
            Sven Gustafson, Dr. Jean-Pierre Kraehenbuhl, Dr. Madeleine Heitz, Dr. Pierre
            Michetti and Dr. Andre Blum.

10.19+*     Agreement between the Company, the Natural Environmental Research Council and Dr.
            D.H.L. Bishop dated May 15, 1992.

10.20+*     Collaborative Development and License Agreement between the Company and Techlab,
            Inc. dated March 31, 1993.

10.21+*     Industrial Research Agreement between the Company, Case Western Reserve
            University, Dr. Steven J. Czinn and Dr. John G. Nedrud dated October 14, 1993.

  EXHIBIT
    NO.                                        DESCRIPTION
  -------                                      -----------
10.22+*     Assignment Agreement among the Company, Dr. Steven J. Czinn and Dr. John G.
            Nedrud dated October 14, 1993.

10.23+*     Cooperative Research and Development Agreement between the Company and Walter
            Reed Army Institute of Research dated December 19, 1994.

10.24+*     Master Agreement between the Company and Pasteur Merieux Serums & Vaccins S.A.
            dated March 31, 1995.

10.25+*     Research and Development Agreement between the Company and Merieux OraVax S.N.C.
            and OraVax, Merieux Co. dated March 31, 1995.

10.26**     Lease dated October 27, 1995 between the Registrant and Forest City 38 Sidney
            Street, Inc.

10.27***    Assignment of Lease dated as of January 1, 1996 between Immunogen, Inc. and the
            Company.

10.28***    Landlord's Waiver, Consent and Agreement dated as of January 1, 1996 by and among
            AEW No. 1 Corporation, Aberlyn Capital Management Limited Partnership and the
            Company.

10.29***    Consent to Assignment and Leasehold Mortgage dated as of January 1, 1996 by and among AEW No. 1 Corporation, Immunogen, Inc. and the Company.

10.30++***  License Agreement dated as of February 6, 1996 between Institut Pasteur and the
            Company.

11++        Calculation of shares used in determining historical net loss per common share.

21***       Subsidiaries of the Registrant.

23.1++      Consent of Hale and Dorr (included in Exhibit 5).

23.2++      Consent of Coopers & Lybrand L.L.P.

23.3++      Consent of Fish & Richardson.

24++        Powers of Attorney.

- ------------------------------

* Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 33-90936.

** Incorporated by reference from Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter dated September 30, 1995.

*** Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.


++    Previously filed.


+ Confidential treatment granted as to certain portions, which portions are omitted and filed separately with the Commission.

++ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.
